Exhibit 99.1

REALNETWORKS ANNOUNCES FIRST QUARTER 2011 RESULTS

SEATTLE – May 5, 2011 –RealNetworks, Inc. (Nasdaq: RNWK) today announced results for the first quarter ended March 31, 2011.

Quarterly Highlights:

•	Revenue of $87.3 million

•	Net loss of $(12.3) million or $(0.09) per share

•	Adjusted EBITDA of $7.5 million

•	Cash and short term investments of $331.5 million as of March 31, 2011

“These results reflect revenue and EBITDA performances above our expectations for the quarter, and demonstrate the hard work we have done to simplify and restructure our business and reduce our operating expenses,” said Mike Lunsford, interim CEO of Real. “I believe we have created a stable and efficient structure on which we can implement our growth strategies.”

First Quarter Results

For the first quarter of 2011, revenue from Real’s Core Products, Emerging Products and Games businesses was $87.3 million, a decrease of 6% compared with the first quarter of 2010 and a sequential decline of 11% from the fourth quarter. Revenue from Real’s music business was $35.7 million in the first quarter of 2010, and total revenue, including music, in the first quarter of 2010 was $128.6 million. Beginning in the second quarter of 2010, revenue and other operating results of Real’s music business from its Rhapsody joint venture have not been consolidated in Real’s financial statements as a result of the restructuring of Rhapsody completed on March 31, 2010. Foreign currency exchange rate fluctuations did not significantly affect 2011 first quarter revenue comparison with the year ago quarter. Revenue trends in each of Real’s businesses in the first quarter of 2011 compared with the year-earlier quarter were: a 3% decrease in Emerging Products revenue to $11.1 million, a 6% decrease in Core Products revenue to $48.1 million, and a 7% decrease in Games revenue to $28.1 million.

Net loss for the first quarter of 2011 was $(12.3) million, or $(0.09) per share, compared with net income of $3.2 million, or $0.05 per share, in the first quarter of 2010. First quarter 2011 results include a reduction in operating expense of $6.4 million due to an insurance reimbursement relating to previously settled litigation, and results from the first quarter of last year include a $10.9 million gain on the deconsolidation of Rhapsody. The most recent quarter also included restructuring charges of $6.9 million, compared with restructuring charges in the year-ago quarter of $5.6 million. Adjusted EBITDA for the first quarter of 2011 was $7.5 million, compared with $5.7 million for the first quarter of 2010. Adjusted EBITDA for this quarter included the insurance reimbursement, and the year-ago quarter’s adjusted EBITDA included a contribution of $4.2 million from the music segment. A reconciliation of GAAP operating income (loss) to adjusted EBITDA is provided in the financial tables that accompany this release.

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As of March 31, 2011, Real had $331.5 million in unrestricted cash, cash equivalents and short-term investments compared with $334.3 million at Dec. 31, 2010. In addition, Real had $42.7 million in restricted cash and equity investments, including its equity interest in the Rhapsody joint venture, at March 31, 2011.

Segment Operating Results

	2011	2010	2010	Sequential Change	Yr/Yr Change
	Q1	Q4	Q1
	(in thousands)
Revenue
Core Products	$48,107	$58,030	$51,203	-17%	-6%
Emerging Products	11,135	12,558	11,428	-11%	-3%
Games	28,059	27,229	30,236	3%	-7%
Corporate	—	—	—

Total excluding Music	87,301	97,817	92,867	-11%	-6%
Music	—	—	35,733		NM

Total	$87,301	$97,817	$128,600	-11%	-32%

Operating Income (loss)
Core Products	$7,737	$12,500	$9,378	-38%	-17%
Emerging Products	(296)	4,020	2,931	-107%	-110%
Games	2,711	1,788	(238)	52%	-1239%
Corporate	(15,818)	(12,329)	(26,691)	28%	-41%

Total excluding Music	(5,666)	5,979	(14,620)	-195%	-61%
Music	—	—	(42)		NM

Total	$(5,666)	$5,979	$(14,662)	-195%	-61%

Adjusted EBITDA
Core Products	$10,260	$15,523	$12,799	-34%	-20%
Emerging Products	(188)	4,109	3,009	-105%	-106%
Games	3,340	2,452	1,685	36%	98%
Corporate	(5,870)	(8,811)	(15,982)	-33%	-63%

Total excluding Music	7,542	13,273	1,511	-43%	399%
Music	—	—	4,214		NM

Total	$7,542	$13,273	$5,725	-43%	32%

Business Outlook

For the second quarter of 2011, Real expects total revenue to decline slightly both sequentially and year-over-year. Real expects revenue will increase in Emerging Products, and will decline slightly in Games and Core Products sequentially and year-over-year. Real expects adjusted EBITDA for the second quarter to decline sequentially, primarily due to the insurance reimbursement in the first quarter, but to increase over the adjusted EBITDA reported in the second quarter of 2010.

Real’s outlook for the year anticipates seasonality in revenue and adjusted EBITDA, which typically decline from the fourth quarter to the first quarter, and increase through the year. Real has generated more than 70% of its annual adjusted EBITDA in the second half of the year in each of the past two years. Real expects to see similar seasonal patterns for both revenue and adjusted EBITDA in 2011.

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For the full year, Real is not changing the guidance given in February. Real expects a small decline in 2011 revenue compared with 2010, excluding Music, due in part to the elimination or de-emphasis of products and services that generate low-profit or unprofitable revenue. Excluding the revenue from these products and services, Real expects 2011 revenue to be essentially flat compared with 2010, excluding Music. Real expects 2011 adjusted EBITDA and adjusted EBITDA margin to increase over 2010 due in large part to the restructuring, which has lowered the company’s overall cost structure.

The foregoing forward-looking statements reflect Real’s expectations as of May 5, 2011. It is not Real’s general practice to update these forward-looking statements until its next quarterly results announcement.

Webcast and Conference Call Information

The company will host an audio Webcast conference call to review results and discuss the company’s operations for the first quarter at 5:00 p.m. ET on May 5. The Webcast will be available at: http://investor.realnetworks.com

Webcast participants will need RealPlayer® to hear the webcast, which can be downloaded at www.real.com.

The on-demand Webcast will be available beginning approximately two hours following the conclusion of the live Webcast.

Conference Call Details

5:00 p.m. ET / 2:00 p.m. PT

Dial in:

800-857-5305 Domestic

773-681-5857 International

Passcode: First Quarter Earnings

Leader: Mike Lunsford

Telephonic replay will be available until 8 p.m. ET, May 19, 2011.

Replay dial in:

866-489-3785 Domestic

203-369-1665 International

For More Information:

Marj Charlier, RealNetworks, 206-892-6718 or mcharlier@real.com

Elizabeth Pheasant, RealNetworks, 206-674-2330 or epheasant@real.com

Press Only:

Melissa Hackett, RealNetworks, 206-892-6432 or mhackett@real.com

About RealNetworks:

Real creates innovative applications and services that make it easy to connect with and enjoy digital media. Real invented the streaming media category in 1995 and continues to connect consumers with their digital media both directly and through partners, aiming to support every

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network, device, media type and social network. Real’s corporate information is located at http://www.realnetworks.com/about-us

About Non-GAAP Financial Measures

To supplement RealNetworks’ condensed consolidated financial statements presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA and adjusted EBITDA by reporting segment, which management believes provide investors with useful information.

In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP operating income (loss) to adjusted EBITDA and to adjusted EBITDA by reporting segment.

The rationale for management’s use of non-GAAP measures is included in the supplementary materials presented with the first quarter earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company’s report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to Real’s current expectations for future revenue, adjusted EBITDA and future growth. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: Real’s ability to realize operating efficiencies, growth and other benefits from the implementation of its strategic initiatives; the emergence of new entrants and competition in the market for digital media products and services; other competitive risks, including the introduction and growth of competing technologies, products and services; the potential outcomes and effects of claims and legal proceedings on Real’s business, prospects, financial condition or results of operations; fluctuations in foreign currencies; risks associated with key customer or strategic relationships, business acquisitions and the introduction of new products and services; and changes in Real’s effective tax rate. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of RealNetworks’ financial statements and forward-looking financial guidance requires the company to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

RealNetworks and RealPlayer are trademarks or registered trademarks of RealNetworks, Inc. or its subsidiaries. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

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RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Quarters Ended March 31,
	2011	2010
	(in thousands, except per share data)
Net revenue	$87,301	$128,600
Cost of revenue	32,066	49,159

Gross profit	55,235	79,441

Operating expenses:
Research and development	19,895	34,675
Sales and marketing	28,480	37,827
Advertising with related party (A)	—	1,065
General and administrative	5,622	14,921
Restructuring and other charges	6,904	5,615

Total operating expenses	60,901	94,103

Operating income (loss)	(5,666)	(14,662)

Other income (expenses):
Interest income, net	379	380
Equity in net loss of Rhapsody and other equity method investments (B)	(3,281)	—
Gain on deconsolidation of Rhapsody	—	10,929
Other income (expense), net	(122)	99

Total other income (expense), net	(3,024)	11,408

Income (loss) before income taxes	(8,690)	(3,254)
Income tax (expense) benefit	(3,615)	3,572

Net income (loss)	(12,305)	318
Net loss attributable to the noncontrolling interest in Rhapsody (C)	—	2,910

Net income (loss) attributable to common shareholders	$(12,305)	$3,228

Basic net income (loss) per share available to common shareholders	$(0.09)	$0.05

Diluted net income (loss) per share available to common shareholders	$(0.09)	$0.05

Shares used to compute basic net income (loss) per share available to common shareholders	136,264	135,130
Shares used to compute diluted net income (loss) per share available to common shareholders	136,264	139,573

(A)	Consists of advertising purchased by Rhapsody from MTV Networks (MTVN). MTVN had a 49% ownership interest in Rhapsody prior to the restructuring transactions that occurred on March 31, 2010. See note (B) for more details regarding the restructuring and the related deconsolidation.
(B)	On March 31, 2010, we completed the restructuring of Rhapsody which resulted in our ownership decreasing to approximately 47% of the outstanding equity in Rhapsody and no longer having operating control. Since the restructuring was completed on the last day of the quarter ended March 31, 2010, our statement of operations for the first quarter of 2010 includes results from Rhapsody’s operations. Beginning with the quarter ended June 30, 2010, Rhapsody’s revenue or other operating results are no longer consolidated within our financial statements and we are not recording any operating or other financial results for our Music segment. We now report our share of Rhapsody’s income or losses as “Equity in net loss of Rhapsody and other equity method investments” in “Other income (expenses)”.
(C)	Net loss attributable to the noncontrolling interest in Rhapsody reflects MTVN’s 49% ownership share in the losses of Rhapsody prior to the restructuring transactions that occurred on March 31, 2010.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31, 2011	December 31, 2010
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$249,108	$236,018
Short-term investments	82,374	98,303
Trade accounts receivable, net	46,350	48,324
Deferred costs, current portion	8,883	9,173
Related party receivable - Rhapsody (A)	417	351
Prepaid expenses and other current assets	33,500	30,441

Total current assets	420,632	422,610

Equipment, software, and leasehold improvements, at cost:
Equipment and software	145,691	144,623
Leasehold improvements	25,578	25,367

Total equipment, software, and leasehold improvements	171,269	169,990
Less accumulated depreciation and amortization	129,087	126,619

Net equipment, software, and leasehold improvements	42,182	43,371
Restricted cash equivalents and investments	10,000	10,000
Equity method investments	12,236	15,486
Available for sale securities	20,484	27,541
Other assets	3,424	3,316
Deferred costs, non-current portion	17,436	18,401
Deferred tax assets, net, non-current portion	12,901	12,805
Other intangible assets, net	6,324	6,952
Goodwill	5,078	4,960

Total assets	$550,697	$565,442

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,695	$30,413
Accrued and other liabilities	86,730	85,702
Deferred revenue, current portion	21,078	19,036
Accrued loss on excess office facilities, current portion	1,200	1,144

Total current liabilities	133,703	136,295

Deferred revenue, non-current portion	168	460
Accrued loss on excess office facilities, non-current portion	3,101	3,380
Deferred rent	3,268	3,514
Deferred tax liabilities, net, non-current portion	1,014	1,049
Other long-term liabilities	8,910	7,999

Total liabilities	150,164	152,697

Shareholders’ equity	400,533	412,745

Total liabilities and shareholders’ equity	$550,697	$565,442

(A)	Related party receivable reflects amounts Rhapsody International, formed on March 31, 2010, owes RealNetworks.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Quarter Ended March 31,
	2011	2010
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$(12,305)	$318
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	3,819	7,314
Stock-based compensation	3,453	3,921
Gain on disposal of equipment, software, and leasehold improvements	(28)	(2)
Equity in net loss of Rhapsody and other equity method investments	3,281	—
Gain on deconsolidation of Rhapsody	—	(10,929)
Excess tax benefit from stock option exercises	(26)	(29)
Accrued restructuring and other charges	2,280	4,455
Deferred income taxes, net	(161)	(1,359)
Other	133	—
Net change in certain operating assets and liabilities, net of acquisitions and disposals	(5,632)	(36,145)

Net cash used in operating activities	(5,186)	(32,456)

Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(1,165)	(4,692)
Purchases of short-term investments	(22,091)	(26,613)
Proceeds from sales and maturities of short-term investments	38,020	1,872
Payment in connection with the restructuring of Rhapsody	—	(18,000)
Repayment of temporary funding on deconsolidation of Rhapsody	—	5,869

Net cash provided by (used in) investing activities	14,764	(41,564)

Cash flows from financing activities:
Net proceeds from sales of common stock under employee stock purchase plan and exercise of stock options	1,101	341
Payments received on MTVN note	—	1,213
Excess tax benefit from stock option exercises	26	29

Net cash provided by financing activities	1,127	1,583

Effect of exchange rate changes on cash and cash equivalents	2,385	(1,988)

Net increase (decrease) in cash and cash equivalents	13,090	(74,425)
Cash and cash equivalents, beginning of period	236,018	277,030

Cash and cash equivalents, end of period	$249,108	$202,605

RealNetworks, Inc. and Subsidiaries

Supplemental Financial Information

(Unaudited)

	2011	2010
	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Line of Business:
Core Products (A)	$48,107	$58,030	$51,870	$51,742	$51,203
Emerging Products (B)	11,135	12,558	8,778	8,997	11,428
Games (C)	28,059	27,229	25,784	28,145	30,236

Total net revenue excluding music	87,301	97,817	86,432	88,884	92,867
Music (D)	—	—	—	—	35,733

Total net revenue including music	$87,301	$97,817	$86,432	$88,884	$128,600

Core Products Revenue by Product:
SaaS (E)	$30,526	$35,656	$31,885	$32,388	$33,614
Systems Integrations / Professional Services (F)	1,840	4,388	953	998	367
Technology Licensing (G)	6,425	7,632	7,473	7,736	7,910
Consumer subscriptions (H)	9,316	10,354	11,559	10,620	9,312

Total Core Products net revenue	$48,107	$58,030	$51,870	$51,742	$51,203

Net Revenue by Geography:
United States	$44,469	$48,048	$46,874	$48,351	$84,550
Rest of world	42,832	49,769	39,558	40,533	44,050

Total net revenue	$87,301	$97,817	$86,432	$88,884	$128,600

Product Metrics (subscribers and ICM presented as greater than):
Addressable subscribers of mobile operators under contract (I)	775,000	700,000	700,000	675,000	650,000
SaaS subscribers (J)	35,900	36,700	37,500	37,600	37,950
Monthly SaaS ARPU (in cents) (K)	$0.18	$0.20	$0.16	$0.16	$0.16
ICM delivered in billions (L)	151	136	134	128	120
Consumer subscribers(M)	500	550	600	600	575

Net Revenue by Line of Business:

(A)	The Core Products segment primarily includes revenue from SaaS services, system integration and professional services to carriers and mobile handset companies, sales of technology licenses of our software products such as Helix for handsets, and consumer subscriptions such as SuperPass and our international radio subscription services.
(B)	The Emerging Products segment primarily includes revenue from RealPlayer and related products, such as revenue from distribution of third party software products, advertising on RealPlayer websites and sales of RealPlayerPlus software licenses to consumers.
(C)	The Games segment primarily includes revenue from sales of games licenses, online games subscription services, advertising on game sites and social network sites, games syndication services, microtransactions from online and social games and sales of mobile games.
(D)	On March 31, 2010, we completed the restructuring of Rhapsody, which resulted in our ownership decreasing to approximately 47% of the outstanding equity in Rhapsody, and our loss of operating control over Rhapsody. Beginning with the quarter ended June 30, 2010, Rhapsody’s revenue or other operating results are no longer consolidated within our financial statements and we are not recording any operating or other financial results for our Music segment. We now report our share of Rhapsody’s income or losses as “Equity in net loss of Rhapsody and other equity method investments” in “Other income (expense)”.

Core Products Revenue by Product:

(E)	Software as a Service (SaaS) revenue includes revenue from music on demand (MOD), video on demand (VOD), ringtones, ringback tones (RBT) and intercarrier messaging services provided to network service providers, who are largely mobile phone networks.
(F)	Systems Integrations / Professional Services revenue includes professional services, other than those associated with software sales, provided to mobile carriers and handset manufacturers.
(G)	Technology Licensing includes revenue from sales of software and other intellectual property licenses such as Helix server licenses and Helix software licenses for handsets.
(H)	Consumer subscriptions includes revenue from SuperPass, as well as our international radio subscription services.

Product Metrics:

(I)	Total subscribers reported at the end of the quarter of mobile carriers that offer one or more of our SaaS services, other than intercarrier messaging services, to their customers.
(J)	SaaS subscribers include RBT, MOD and VOD services, measured at the end of the quarter.
(K)	Monthly SaaS ARPU (Average Revenue Per User) is calculated by dividing (a) the total quarterly revenue from SaaS subscription services, including RBT, MOD, VOD, by (b) the number of SaaS subscribers at the end of the quarter, and dividing the resulting quotient by three.
(L)	ICM (Intercarrier message) represents the total number of messages delivered across our messaging platform during the quarter.
(M)	Consumer subscribers primarily includes our SuperPass and GamePass products. We repurchased our international radio subscription services from Rhapsody as part of the restructuring that occurred on March 31, 2010, and as a result, subscribers to our international radio services are included beginning in the quarter ended June 30, 2010.

RealNetworks, Inc. and Subsidiaries

Segment Results of Operations

(Unaudited)

	2011	2010
	Q1	Q4	Q1
	(in thousands)
Core Products
Net revenue	$48,107	$58,030	$51,203
Cost of revenue	20,984	25,679	17,739

Gross profit	27,123	32,351	33,464
Gross margin	56%	56%	65%
Operating expenses	19,386	19,851	24,086

Operating income (loss)	$7,737	$12,500	$9,378
Adjusted EBITDA	$10,260	$15,523	$12,799
Emerging Products
Net revenue	$11,135	$12,558	$11,428
Cost of revenue	1,540	1,179	1,464

Gross profit	9,595	11,379	9,964
Gross margin	86%	91%	87%
Operating expenses	9,891	7,359	7,033

Operating income (loss)	$(296)	$4,020	$2,931
Adjusted EBITDA	$(188)	$4,109	$3,009
Games
Net revenue	$28,059	$27,229	$30,236
Cost of revenue	8,534	7,861	7,703

Gross profit	19,525	19,368	22,533
Gross margin	70%	71%	75%
Operating expenses	16,814	17,580	22,771

Operating income (loss)	$2,711	$1,788	$(238)
Adjusted EBITDA	$3,340	$2,452	$1,685
Music
Net revenue	$—	$—	$35,733
Cost of revenue	—	—	21,864

Gross profit	—	—	13,869
Gross margin	N/A	N/A	39%
Operating expenses	—	—	13,911

Operating income (loss)	$—	$—	$(42)
Adjusted EBITDA	$—	$—	$4,214
Corporate
Net revenue	$—	$—	$—
Cost of revenue	1,008	986	389

Gross profit	(1,008)	(986)	(389)
Gross margin	N/A	N/A	N/A
Operating expenses	14,810	11,343	26,302

Operating income (loss)	$(15,818)	$(12,329)	$(26,691)
Adjusted EBITDA	$(5,870)	$(8,811)	$(15,982)
Total
Net revenue	$87,301	$97,817	$128,600
Cost of revenue	32,066	35,705	49,159

Gross profit	55,235	62,112	79,441
Gross margin	63%	63%	62%
Operating expenses	60,901	56,133	94,103

Operating income (loss)	$(5,666)	$5,979	$(14,662)
Adjusted EBITDA	$7,542	$13,273	$5,725

RealNetworks, Inc. and Subsidiaries

Reconciliation of segment operating income (loss) to adjusted EBITDA by reporting segment

(Unaudited)

	2011	2010
	Q1	Q4	Q1
	(in thousands)
Core Products
Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$7,737	$12,500	$9,378
Acquisitions related intangible asset amortization	474	705	1,121
Depreciation and amortization	2,049	2,318	2,300
Impairment of goodwill	—	—	—

Adjusted EBITDA	$10,260	$15,523	$12,799

Emerging Products

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$(296)	$4,020	$2,931
Acquisitions related intangible asset amortization	—	—	—
Depreciation and amortization	108	89	78
Impairment of goodwill	—	—	—

Adjusted EBITDA	$(188)	$4,109	$3,009

Games

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$2,711	$1,788	$(238)
Acquisitions related intangible asset amortization	254	263	60
Depreciation and amortization	375	401	1,863
Impairment of goodwill	—	—	—

Adjusted EBITDA	$3,340	$2,452	$1,685

Music

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$—	$—	$(42)
Net loss attributable to noncontrolling interest in Rhapsody	—	—	2,910
Acquisitions related intangible asset amortization (A)	—	—	58
Depreciation and amortization (A)	—	—	690
Pro forma gain on sale of interest in Rhapsody America	—	—	598
Impairment of goodwill	—	—	—

Adjusted EBITDA	$—	$—	$4,214

Corporate

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$(15,818)	$(12,329)	$(26,691)
Other income (expense), net	(122)	144	99
Depreciation and amortization	559	577	1,074
Restructuring and other charges	6,904	874	5,615
Stock-based compensation	2,607	1,923	3,921
Loss on excess office facilities	—	—	—

Adjusted EBITDA	$(5,870)	$(8,811)	$(15,982)

Total

Reconciliation of GAAP operating income (loss) to adjusted EBITDA:
Operating income (loss)	$(5,666)	$5,979	$(14,662)
Net loss attributable to noncontrolling interest in Rhapsody	—	—	2,910
Other income (expense), net	(122)	144	99
Acquisitions related intangible asset amortization (A)	728	968	1,239
Depreciation and amortization (A)	3,091	3,385	6,005
Impairment of goodwill	—	—	—
Loss on excess office facilities	—	—	—
Pro forma gain on sale of interest in Rhapsody America	—	—	598
Restructuring and other charges	6,904	874	5,615
Stock-based compensation	2,607	1,923	3,921

Adjusted EBITDA	$7,542	$13,273	$5,725
(A) Net of noncontrolling interest effect.

RealNetworks, Inc. and Subsidiaries

Earnings Per Share Reconciliation

(Unaudited)

	Quarters Ended March 31,
	2011	2010
	(in thousands, except per share data)
Net income (loss) attributable to common shareholders	$(12,305)	$3,228
Less termination of MTVN’s preferred return in Rhapsody	—	3,700

Net income (loss) available to common shareholders	$(12,305)	$6,928

Shares used to compute basic net income (loss) per share available to common shareholders	136,264	135,130
Dilutive stock options and restricted stock	—	4,443

Shares used to compute diluted net income (loss) per share available to common shareholders	136,264	139,573

Basic net income (loss) per share available to common shareholders	$(0.09)	$0.05
Diluted net income (loss) per share available to common shareholders	$(0.09)	$0.05